EXHIBIT (c)(v)

                              COLOR IMAGING, INC.
                      ASSESSMENT OF STRATEGIC ALTERNATIVES
                             ---------------------
                          PRESENTED TO: PRESENTED TO:
              THE BOARD OF DIRECTORS OF THE BOARD OF DIRECTORS OF
                                  COLOR IMAGING





CBIZ Valuation Group, LLC                                                      1
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Introduction

     o Purpose of the assignment

     o Company analysis

     o Strategic alternatives

     o Valuation assessments

     o Premium analysis

     o Transaction fairness to the non cashed out shareholders





CBIZ Valuation Group, LLC                                                      2
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Purpose of the assignment

     o Review and advise the Special Committee and the Board with respect to the Color Imaging's proposed price per share in a going private transaction

     o Review the strategic and capital needs of the Company and alternatives for raising capital and evaluating the Company's capital structure

     o    Provide   advice  on  evaluating   the  potential  for  any  strategic
          relationships or other opportunities

     o Evaluate the proposed Transaction to "go private" by implementing a reverse stock split



CBIZ Valuation Group, LLC                                                      3
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Purpose of the assignment

     In performing this assignment we:

          - Assessed the Company's current operations and future business opportunities

          -    Made a strategic evaluation of Color Imaging

          - Developed estimates of the fair value of Color Imaging's shares on a stand-alone basis

          - Made a qualitative and, where applicable, quantitative evaluation of strategic alternatives that the Company may consider in the future



CBIZ Valuation Group, LLC                                                      4
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                        Color Imaging - Company Analysis



CBIZ Valuation Group, LLC                                                      5
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Company Analysis

     o    Profitability analysis

          -    Revenue, EBITDA and EBIT growth

          -    Profit margins

     o    Asset analysis

          -    Total assets, fixed assets, and working capital

          -    Turnover ratios



CBIZ Valuation Group, LLC                                                      6
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Profitability Analysis: Flat sales and earnings

                        SELECTED INCOME STATEMENT ITEMS

                                [graph omitted]



CBIZ Valuation Group, LLC                                                      7
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Profitability analysis: Growth in revenue & EBITDA

                                GROWTH ANALYSIS


                                [graph omitted]




CBIZ Valuation Group, LLC                                                      8
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Profitability analysis: Margins


                                MARGIN ANALYSIS


                                [graph omitted]




CBIZ Valuation Group, LLC                                                      9
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Color Imaging vs. other aftermarket competitors


            MARGIN & GROWTH ANALYSIS - COLOR IMAGING VS. COMPETITORS


                                [graph omitted]




CBIZ Valuation Group, LLC                                                     10
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Asset analysis:


                        SELECTED BALANCE SHEET ITEMS


                                [graph omitted]


The increase in working capital between 2002 and 2003 is largely because of a steep decline in current liabilities (shortened pay cycle), although the cash proceeds from the 2003 equity offering also have a material impact.



CBIZ Valuation Group, LLC                                                     11
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Asset analysis: Turnover ratios


                               TURNOVER RATIOS


                                [graph omitted]




CBIZ Valuation Group, LLC                                                     12
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Color Imaging vs. other aftermarket competitors


             TURNOVER RATIOS - COLOR IMAGING VS. DIRECT COMPETITORS


                                [graph omitted]




CBIZ Valuation Group, LLC                                                     13
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                             STRATEGIC ALTERNATIVES



CBIZ Valuation Group, LLC                                                     14
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Strategic alternatives considered

     o    Continue as is (Color  Imaging  maintains its current public status)

     o    Merger/Acquisition

          -    With a public company

          -    With a private company

     o    Go Private

          -    Management buyout

          -    Sale to private equity investor

          -    Stock buy back

          -    Reverse stock split

     o    Liquidation of the Company



CBIZ Valuation Group, LLC                                                     15
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Merger/Acquisition: Benefits and pitfalls

                 Benefits                               Pitfalls

   o  Increased distribution capabilities       o  Management conflicts
   o  Increased product offering                o  Culture integration problems
   o  Improved customer service,                o  IT compatibility issues
      especially for largerclients              o  Board control issues
   o  Economies of scale an d elimination       o  Employee attrition
      of duplicative costs



CBIZ Valuation Group, LLC                                                     16
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            Merger/Acquisition: Potentially beneficial; the outcome
               is contingent on the decision "public vs. private"


           Public company                             Private company

o  Limited availability of public          o  More private than public companies
   merger candidates                          are available M&A candidates

o  A merger may not increase the           o  Proxy and reporting requirements
   shareholder value                          are not as costly for a merger
                                              between private companies
o  Proxy and reporting requirements
   are costly relative to size of
   the companies (Sarbanes - Oxley)

o  Color Imaging is unable to raise
   capital for acquisition on the public
   markets



CBIZ Valuation Group, LLC                                                     17
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                 GO PRIVATE: MAY OR MAY NOT ENHANCE SHAREHOLDER
                 VALUE, DEPENDING ON THE TRANSACTION EXECUTION


           Benefits                                     Pitfalls

o  Increased profitability by               o  Potential for litigation arising
   eliminating SEC SOX and other               from a going-private transaction
   reporting requirements

o  Fewer obstacles to merge with another    o  Decreased stock liquidity
   private company and potentially
   increase shareholder value



CBIZ Valuation Group, LLC                                                     18
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Going private alternatives: Management buyout -
lack of capital impedes execution

     o Going private through a management buyout does not seem to be a likely scenario for Color Imaging, because the capital requirements for a buyout transactions are high and currently the Company's borrowing capacity is limited



CBIZ Valuation Group, LLC                                                     19
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Go private alternatives: Sale to a private equity group
(PEG) - not financially feasible

     o Any usage of outside venture financing, through issuing preferred convertible securities, would erode shareholder value:

     o    PEG firms demand 20% - 25% annual returns on their investment

     o Color Imaging cost of equity capital in our valuation is 16.8% - 18.8% return

     o If Color Imaging brings in PEG capital, the return to existing shareholders would decrease in order to cover the gap between the cost of equity (16.8% - 18.8%) and the PEG required return (20% - 25%)

     o    The PEG  investors  we  contacted  did not show any  interest in Color
          Imaging


CBIZ Valuation Group, LLC                                                     20
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Go private alternatives: Stock buy back - difficult
to effectively execute

     o Board of Directors approved the repurchase of up to the lesser of $1 million or 1 million shares of Color Imaging's common stock, through September 30, 2005.

     o To date the Company has repurchased 84,700 of its common shares at a cost of approximately $56,100 and at an average price of $0.66 per share.

     o SEC rules limit the Company repurchase to 25% of the average daily volume. Average daily volume is less than 2,000 shares per day.

     o The time to create a meaningful impact on the stock price is too long using a buy back strategy


CBIZ Valuation Group, LLC                                                     21
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Going private alternatives: Reverse stock split -
most beneficial go-private solution

     o    Cost effective

     o    Fewer obstacles

     o Cashed out shareholders receive liquidity and likely a premium to the current stock price

     o Non-cashed out shareholders able to receive value from cost savings and possible growth through merger with another private company



CBIZ Valuation Group, LLC                                                     22
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Liquidation - unlikely scenario

     o Our orderly liquidation analysis indicates that the proceeds to the shareholders from a potential liquidation scenario are unlikely to exceed Color Imaging's fair value as a going concern



CBIZ Valuation Group, LLC                                                     23
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                              Valuation Assessment



CBIZ Valuation Group, LLC                                                     24
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Valuation assessment: Valuation methods used

     o    Public market valuation - market price

     o    Discounted cash flow (DCF)

     o    Public company method

     o    Acquisition method



CBIZ Valuation Group, LLC                                                     25
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Value Indications per share: Color Imaging on a stand-alone basis

     o    Public market valuation  (market price)

          -    $0.56 (AS OF 2/1/05)

     o    DCF

          -    $1.06 - $1.54

     o    Public company method

          -    $0.76 - $1.00

     o    Acquisition method

          -    $0.71



CBIZ Valuation Group, LLC                                                     26
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Stock price analysis: Color Imaging vs. selected public companies

                                         COLOR           NASHUA           MEDIA
                                        IMAGING           CORP          SCIENCES

VOLUME AS OF 02/01/2005                        0         13,700            4,500
AVER DAILY VOLUME OVER 3-M                 1,924          5,181           33,545
TOTAL SHARES OUTSTANDING              12,690,305      6,191,489       10,048,246
SHARES OWNED BY INSIDERS               7,994,892        804,894        2,311,096
% SHARES OWNED BY INSIDERS                 61.0%          13.0%            23.0%
% SHARES OWNED BY INSTITUTIONS              0.0%          67.0%             0.0%
MARKET CAPITALIZATION (MIL)          $      7.11    $     55.29     $      22.91
SHARE PRICE AS OF 02/01/2005         $      0.56    $      8.93     $       2.28
BOOK VALUE PER SHARE                 $      0.92    $      9.81     $       0.64
FLOAT AS A % OF SHARES OUTSTANDING         39.4%          87.2%            76.6%
AVERAGE DAILY VOLUME AS A % OF FLOAT       0.04%          0.10%            0.44%
EXCHANGE                                   OTCBB           NYSE             AMEX



CBIZ Valuation Group, LLC                                                     27
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Stock price analysis:  Historical  prices and trading volume over the last three years

Share Price variation over the last three years:

High    $3.15

Median  $0.68

Low     $0.30

HISTORICAL 3-MONTH AVERAGE DAILY TRADING VOLUME OVER THE LAST THREE YEARS

Based on Color Imaging's recent stock price range of around $0.60/share and average trading volume, the Company trades, on average, less than $3000 worth of shares per day


HISTORICAL 3-MONTH AVERAGE DAILY TRADING VOLUME OVER THE LAST THREE YEARS


                                [graph omitted]




CBIZ Valuation Group, LLC                                                     28
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Stock price analysis: Prior equity offerings

After the merger in 2001, when Color Imaging sold for up to $2/share, the Company has had one equity offering in March 2003. Although the offering was open to the general public, only the affiliate Chi Fu Investments Co Ltd. bought Company shares (4,500,000 shares at a price of $1.35 per share).

This graph shows the company's stock price six months prior to the equity offering:


1-MONTH MOVING AVERAGE STOCK PRICE VS. STOCK PRICE SIX MONTHS BEFORE OFFERING



                                [graph omitted]



CBIZ Valuation Group, LLC
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Stock price analysis: Conclusion

Compared to other Nashua and Media Sciences, Color Imaging:

     o Exhibits very LOW trading volume, float as percentage of the shares outstanding, daily volume as a percentage of the float, market capitalization, and institutional ownership

     o Trades on the RELATIVELY THINLY-TRADED OTCBB market, at a much greater discount to book value

     o    Maintains very HIGH insider ownership

     o Because of the lack of market liquidity of the Company, Color Imaging's stock may not be a fair representation of the Company's fair market value



CBIZ Valuation Group, LLC                                                     30
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Valuation  assumptions,  pertaining to the DCF,  Public company and  Acquisition valuation methods

     o    Excess cash = $1,000,000

     o In 2005, an affiliate will pay Color Imaging $647,428 in relation to the outstanding IDR bond

     o Color Imaging will have $270,000 of loss-carry-forward tax benefits, all of which will be used up in 2005

     o    Number of shares outstanding = 12,690,305

     o 2005 operating costs reflect management's projected $295,876 expense for cashing out Color Imaging's "in-the-money" stock options, in a potential "going-private" transaction

     o Assuming going private annual cost savings from non public financial reporting, starting in 2006, estimated at $134,500 per year



CBIZ Valuation Group, LLC                                                     31
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DCF-specific assumptions

     o    Long-term `Debt / Total Capital' ratio = 20%

     o    Concluded weighted-average cost of capital (WACC) range: 14% to 16%

     o Exit EBITDA multiples range: 5x to 7xEBITDA (the exit EBITDA multiples are used to calculate the value of Color Imaging's cash flow beyond year 5)



CBIZ Valuation Group, LLC                                                     32
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DCF: Management budget as of March 9, 2005:
Assumed growth rates and margins

MANAGEMENT'S BUDGET: ASSUMED GROWTH RATES AND MARGINS

                     2005         2006       2007        2008       2009
GROWTH RATES
------------
Sales                9.9%         8.3%      13.5%       11.9%      10.6%
EBITDA              61.0%        18.2%      26.5%       17.8%      14.5%
EBIT               177.3%        23.4%      33.9%       21.4%      17.0%


MARGINS
--------
EBITDA               9.8%        10.7%      11.9%       12.5%      13.0%
EBIT                 7.3%         8.4%       9.9%       10.7%      11.3%



CBIZ Valuation Group, LLC                                                     33
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DCF: Equity Value Indications

EBITDA exit multiple            5xEBITDA            6xEBITDA          7xEBITDA
--------------------            --------            --------          --------

Equity value at 14% WACC:      $14,500,000        $17,100,000        $19,600,000
Equity value at 15% WACC:      $14,000,000        $16,400,000        $18,900,000
Equity value at 16% WACC:      $13,400,000        $15,800,000        $18,200,000


EBITDA exit multiple            5xEBITDA            6xEBITDA          7xEBITDA
--------------------            --------            --------          --------

Equity value at 14% WACC:            $1.14              $1.35              $1.54
Equity value at 15% WACC:            $1.10              $1.29              $1.49
Equity value at 16% WACC:            $1.06              $1.25              $1.43



CBIZ Valuation Group, LLC                                                     34
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DCF: Equity values at the PEG required equity return of 20% and 25%

EBITDA exit multiple            5xEBITDA            6xEBITDA            7xEBITDA
--------------------            --------            --------            --------

Equity value at 17% WACC:    $12,900,000         $15,200,000         $17,500,000
Equity value at 21% WACC:    $11,100,000         $13,100,000         $15,100,000

EBITDA exit multiple            5xEBITDA            6xEBITDA            7xEBITDA
--------------------            --------            --------            --------

Equity value at 17% WACC:          $1.02               $1.20               $1.38
Equity value at 21% WACC:          $0.87               $1.03               $1.19

The WACC calculations assume 20% and 25% cost of equity



CBIZ Valuation Group, LLC                                                     35
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Public company method: Guideline company multiples



                                                                   Most
                                                                   comparable

TICKER                        CIMG.OB     XRX     CAJ      HPQ      LXK       NSH       GFX      OCENY
                            -----------------------------------------------------------------------------
COMPANIES                      COLOR                                                    MEDIA
                              IMAGING    XEROX   CANON     HP     LEXMARK   NASHUA    SCIENCES    OCE
                            ----------------------------------------------------------------------------
Market Capitalization at                 Jan05   Jan05   Jan05    Jan05     Jan05      Jan05    Jan05      Low     Median     High
Month Ended                                                                                             ----------------------------


MARKET VALUE INV. CAP. (MVIC) MULTIPLES:

EBITDA:

   Current                        6.8      9.5     7.1     9.3      12.9      7.4       10.2      5.5      5.5       9.3       12.9

------------------------------------------------------------------------------------------------------------------------------------

MARKET VALUE EQUITY (PRICE) MULTIPLES:

Net Income:

    Current                      15.3     16.8    14.2     5.3      16.7     23.0       27.9      13.2     13.2      16.7      27.9




CBIZ Valuation Group, LLC                                                     36
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Public company method: Equity value indication

     o    Value indication based on the median EBITDA multiple

          -    $12,700,000 OR $1.00 PER SHARE

     o    Value indication based on the median Net Income multiple

          -    $9,700,000 OR $0.76 PER SHARE



CBIZ Valuation Group, LLC                                                     37
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Acquisition method: M&A transactions

                                    Purchase Price    Performance Measures             Profit Margins         Business Enterprise
                                                                                                              Value to:
                                    --------------    -------------------------------  ---------------------- ----------------------
                                                                                Net                   Net
Date        Seller                             BEV    Revenues  EBIT   EBITDA  Income  EBIT   EBITDA  Income  Revenue  EBIT   EBITDA
----------------------------------------------------  -------------------------------  ---------------------- ----------------------

 6-Jul-04   Media Sciences International, Inc.  14.0    16.3     1.8     2.1    0.8    11.1%   12.6%   5.2%     0.86    7.68    6.79
31-Aug-00   Splash Technology Holdings Inc     147.4    83.0     4.9     6.4    6.2     5.9%    7.7%   7.5%     1.78   30.08   23.03
 3-Oct-00   Mesa Ridge Technologies Inc          8.0     7.9     0.8     0.8    0.4     9.8%   10.1%   5.4%     1.01   10.32   10.04
22-Oct-00   Miltope Group Inc                   36.3    66.1     5.1     6.0    5.4     7.6%    9.0%   8.1%     0.55    7.18    6.09
15-Aug-00   Kontron Mobile Computing, Inc.       8.2    12.6     1.1     1.2    0.5     8.9%    9.8%   4.3%     0.65    7.35    6.69
31-May-02   E Mergent, Inc.                     22.7    22.4     0.9     1.5    0.5     4.0%    6.6%   2.2%     1.01   25.47   15.31

ALL TRANSACTIONS:
  High                                         147.4    83.0     5.1     6.4    6.2    11.1%   12.6%   8.1%     1.78   30.08   23.03
  Median                                        18.3    19.4     1.5     1.8    0.7     8.3%    9.4%   5.3%     0.93    9.00    8.41
  Average                                       39.4    34.7     2.4     3.0    2.3     7.9%    9.3%   5.4%     0.98   14.68   11.32
  Low                                            8.0     7.9     0.8     0.8    0.4     4.0%    6.6%   2.2%     0.55    7.18    6.09



CBIZ Valuation Group, LLC                                                     38
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Acquisition method: Equity value indication

     o Value indication based on the most recent transaction EBITDA multiple (pertaining to Media Sciences)

          -    $9,000,000

          -    $0.71 PER SHARE



CBIZ Valuation Group, LLC                                                     39
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Value Indications per share: Valuation summary on a stand-alone basis

     o    Market Price

          -    $0.56 (AS OF 2/1/05)

     o    DCF

          -    $1.06 - $1.54

     o    Public company method

          -    $0.76 - $1.00

     o    Acquisition method

          -    $0.71



CBIZ Valuation Group, LLC                                                     40
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Go  private:  Value  indications  per  share,  excluding  transaction  costs and including reporting savings

     o    DCF

          -    $1.10 - $1.61

     o    Public company method

          -    $0.87 - $1.10

     o    Acquisition method

          -    $0.79



CBIZ Valuation Group, LLC                                                     41
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Reverse stock split:  Hypothetical  values at $1.10 per share cash out price and
76,104 to 500,000 shares repurchased (1)

     o    DCF

          -    $1.07 - $1.59 PER SHARE

     o    Public company method

          -    $0.81 - $1.06 PER SHARE

     o    Acquisition method

          -    $0.72 - $0.74 PER SHARE

(1) As recommended by the special committee



CBIZ Valuation Group, LLC                                                     42
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Reverse stock split: Financial reporting assumptions

     o    Assume Company continues to prepare audited financial statements

     o    Assumes annual proxy statements in compliance with Delaware law

     o    Assumes Company distributes annual reports to shareholders

     o    Assumes  Company   preserves  its  ability  to  resume  SEC  financial
          reporting



CBIZ Valuation Group, LLC                                                     43
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Liquidation: Optimistic scenario value indication

     o    Value indication

          -    $9,900,000

     o    Value indication per share

          -    $0.78



CBIZ Valuation Group, LLC                                                     44
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                                Premium Analysis


CBIZ Valuation Group, LLC                                                     45
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Selected multiples and premiums paid for M&A transactions in 2003

------------------------------------------------------------------------------------------------------------------------------------
                      INDUSTRY CLASSIFICATION                        MULTIPLES                             PREMIUM PAID
---------------------------------------------------------    -----------------------    --------------------------------------------
                                                              TIC/EBIT   TIC/EBITDA       1999    2000    2001     2002    2003
                                                                                          ----    ----    ----     ----    ----
---------------------------------------------------------    -----------------------    --------------------------------------------
SIC:  3570 - 3579   Office Equipment & Computer Hardware         12         9.2          30.6%    55.6%   28.7%    24.6%   79.4%
SIC:  3861 - 3873   Instruments & Photographic Equipment        11.3        9.7          56.4%    50.1%   42.0%    43.9%   20.5%
SIC:  7370 - 7391   Miscellaneous Services                      16.6       10.7          44.4%    54.9%   53.5%    68.7%   93.4%
---------------------------------------------------------    -----------------------    --------------------------------------------

Average Premium for the Manufacturing Sector                                             43.2%    49.2%   51.5%    44.3%   49.2%
---------------------------------------------------------    -----------------------    --------------------------------------------

Source:  Meregerstat Review



CBIZ Valuation Group, LLC                                                     46
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Summary: Premium analysis assuming a cash out price of $1.10 per share

CASH OUT PRICE PREMIUM OVER:

     MARKET PRICE AS OF 2/1/2005                96.4%
     BOOK VALUE AS OF 12/31/2004                19.6%
     CURRENT EBITDA MULTIPLE                    50.0%
     CURRENT EBIT MULTIPLE                      85.9%
     CURRENT NET INCOME MULTIPLE                69.9%

IMPLIED MULTIPLE IN THE CASH OUT PRICE
     EBITDA (BEV MULTIPLE)                      10.2
     EBIT (BEV MULTIPLE)                        17.1
     P/E (EQUITY MULTIPLE)                      26.0



CBIZ Valuation Group, LLC                                                     47
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                        Transaction fairness to the non
                            cashed out shareholders



CBIZ Valuation Group, LLC                                                     48

Going private will not change the Company by much

     o    The Company will continue to have annual audited financial Statements

     o    Annual  financial   reports  will  continue  to  be  provided  to  all
          shareholders

     o Financial information will be made available to any share holder request as required by Delaware law

     o Audited financial statements are required by the Company's lenders o Maintaining audited financial statements better preserves the Company's ability to resume public company status if it becomes a necessity or it becomes desirable as a result of company growth or as a result of a transaction with another public company

     o Management and controlling shareholders will continue to conduct themselves as fiduciaries to all shareholders in a manner consistent with current governance and will disclosure information to all shareholders concerning insider transactions as required by Delaware law


CBIZ Valuation Group, LLC                                                     49

The current liquidity of the stock will not be materially less than it is prior to the transaction

     o    The stock is currently not covered by analysts

     o The stock is currently thinly traded and suffers from lack of liquidity

     o Post transaction, there will be no restrictions on a shareholder's ability to sell stock can still be sold among shareholders, to non shareholders and may still be sold as a pink sheet stock


CBIZ Valuation Group, LLC                                                     50
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Any loss of liquidity will be offset by the benefits from going private

     o The Company's cost savings associated with SEC reporting including Sarbanes-Oxley requirements

     o    The  company's   enhanced   ability  to  enter  into  value   creating
          transactions with other private companies


CBIZ Valuation Group, LLC                                                     51